                                                                   EXHIBIT 12.01

CITICORP
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
(In Millions)


                                                       YEAR ENDED DECEMBER 31,                                Three Months Ended
                                                                                                                   March 31,
EXCLUDING INTEREST ON DEPOSITS:                    2000        1999        1998        1997        1996        2001       2000
                                                ----------  ----------  -----------  ----------  ----------  ---------  ---------


FIXED CHARGES:
     INTEREST EXPENSE (OTHER THAN
        INTEREST ON DEPOSITS)                   $   8,722    $   7,795    $   7,308   $   6,776   $   6,325   $  2,323   $  1,912
     INTEREST FACTOR IN RENT EXPENSE                  283          235          213         189         176         71         69
                                                ----------  ----------  -----------  ----------  ----------  ---------  ---------

        TOTAL FIXED CHARGES                     $   9,005    $   8,030    $   7,521   $   6,965   $   6,501   $  2,394   $  1,981
                                                ----------  ----------  -----------  ----------  ----------  ---------  ---------

INCOME:
  INCOME BEFORE TAXES, MINORITY INTEREST AND
  CUMULATIVE EFFECT OF ACCOUNTING CHANGE        $  12,876    $  10,496    $   6,732   $   7,664   $   7,734   $  3,403   $  3,784
  FIXED CHARGES                                     9,005        8,030        7,521       6,965       6,501      2,394      1,981
                                                ----------  ----------  -----------  ----------  ----------  ---------  ---------

        TOTAL INCOME                            $  21,881    $  18,526    $  14,253   $  14,629   $  14,235   $  5,797   $  5,765
                                                ==========  ==========  ===========  ==========  ==========  =========  =========

RATIO OF INCOME TO FIXED CHARGES
     EXCLUDING INTEREST ON DEPOSITS                  2.43         2.31         1.90        2.10        2.19       2.42       2.91
                                                ==========  ==========  ===========  ==========  ==========  =========  =========


INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
  INTEREST EXPENSE                              $  22,045    $  18,606    $  18,868   $  16,430   $  15,341   $  5,813   $  4,722
  INTEREST FACTOR IN RENT EXPENSE                     283          235          213         189         176         71         69
                                                ----------  ----------  -----------  ----------  ----------  ---------  ---------

        TOTAL FIXED CHARGES                     $  22,328    $  18,841    $  19,081   $  16,619   $  15,517   $  5,884   $  4,791
                                                ----------  ----------  -----------  ----------  ----------  ---------  ---------

INCOME:
  INCOME BEFORE TAXES, MINORITY INTEREST AND
  CUMULATIVE EFFECT OF ACCOUNTING CHANGE        $  12,876    $  10,496    $   6,732   $   7,664   $   7,734   $  3,403   $  3,784
  FIXED CHARGES                                    22,328       18,841       19,081      16,619      15,517      5,884      4,791
                                                ----------  ----------  -----------  ----------  ----------  ---------  ---------

        TOTAL INCOME                            $  35,204    $  29,337    $  25,813   $  24,283   $  23,251   $  9,287   $  8,575
                                                ==========  ==========  ===========  ==========  ==========  =========  =========


RATIO OF INCOME TO FIXED CHARGES
  INCLUDING INTEREST ON DEPOSITS                     1.58         1.56         1.35        1.46        1.50       1.58       1.79
                                                ==========  ==========  ===========  ==========  ==========  =========  =========


Note> On November 30, 2000, Citigroup Inc. completed its acquisition of Associates First Capital Corporation (Associates) in a transaction accounted for as a pooling of interests. Subsequent to the acquisition, Associates was contributed to and became a wholly owned subsidiary of Citicorp and Citicorp issued a full and unconditional guarantee of the outstanding long-term debt securities and commercial paper of Associates and Associates Corporation of North America (ACONA), a subsidiary of Associates.